Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SUPERVALU INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100917, No. 333-100919 and No. 333-131759 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538 and No. 333-81252 on Form S-3 and No. 333-132397 on Form S-4 of SUPERVALU INC. of our reports dated May 9, 2006, with respect to the consolidated balance sheets of SUPERVALU INC. as of February 25, 2006 and February 26, 2005, and the related consolidated statements of earnings, cash flows and stockholders’ equity for each of the fiscal years in the three-year period ended February 25, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 25, 2006 and the effectiveness of internal control over financial reporting as of February 25, 2006, which reports appear in the February 25, 2006 annual report on Form 10-K of SUPERVALU INC.

/s/ KPMG LLP

Minneapolis, Minnesota

May 9, 2006